Exhibit 23.1

Consent of Independent Auditors
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-221213) of BP Midstream Partners, L.P. of our report dated April 26, 2018 relating to the financial statements of KM Phoenix Holdings, LLC, which appears in this Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 31, 2018